Exhibit 4.13

THIS FIRST AMENDED AND RESTATED WARRANT AND THE UNDERLYING SECURITIES ISSUABLE UPON EXERCISE OF THIS FIRST AMENDED AND RESTATED WARRANT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT RELATING TO THE DISPOSITION OF SECURITIES AND (2) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

FIRST AMENDED AND RESTATED WARRANT TO PURCHASE COMMON STOCK
OF
MOTORCAR PARTS OF AMERICA, INC.

Warrant No. [3/ 4]	Reissued as of March 31, 2023

Motorcar Parts of America, Inc., a New York corporation (the “Company”), hereby certifies that, for value received and pursuant to the Note Purchase Agreement, dated as of March 31, 2023 (the “Original Issue Date”) and as amended on [ ● ], 2023 with effect as of the Original Issue Date, by and among the Company, Bison Capital Partners VI, L.P., a Delaware limited partnership (“Bison V”), Bison Capital Partners VI-A, L.P., a Delaware limited partnership (“Bison V-A”), and Bison V, as the Purchaser Representative (as the as from time to time amended, restated, supplemented or otherwise modified, the “Purchase Agreement”), and the First Amended and Restated Convertible Promissory Note issued thereunder, dated as of [ ● ], 2023, by the Company in favor of [Bison V / Bison V-A] (the “Noteholder” and such First Amended and Restated Promissory Note, the “Promissory Note”), [Bison V / Bison V-A] (together with its successors and assigns and any transferee of this Warrant, the “Holder”), is entitled, subject to the terms and conditions set forth in this warrant (this “Warrant”), to purchase from the Company, at any time and from time to time on or after the receipt by the Noteholder of the Company Redemption Price (as defined in the Promissory Note) pursuant to Section 5(a) of the Promissory Note, so long as with respect to such redemption the Warrant Condition is met with respect thereto (each, a “Specified Redemption Date”), but not after 5:00 P.M., New York City time on the Maturity Date (as defined in the Promissory Note) (the “Expiration Date”), the Warrant Shares at a purchase price per share equal to $15.00 per share (as the same may be adjusted pursuant hereto, the “Warrant Price”). This Warrant amends and restates that certain Warrant dated March 31, 2023 (the “Original Warrant”) and is effective as of the Original Issue Date.

As used herein, the “Warrant Shares” shall be a number duly authorized, validly issued, fully paid, nonassessable and freely tradeable shares of Common Stock (as defined below), which shall be adjusted or readjusted from time to time as provided in this Warrant, determined by the quotient of (i) any Redemption Price received by the Noteholder on any Specified Redemption Date, divided by (ii) the Warrant Price.  For the avoidance of doubt, the number of Warrant Shares will increase after any Specified Redemption Date.

As used herein, the “Warrant Condition” shall mean the volume weighted average price (“VWAP”) of the Common Stock as reported on The NASDAQ Stock Market (or, if The NASDAQ Stock Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded) for the twenty (20) consecutive Trading Day period ending on the Trading Day immediately prior to either the date the notice of the applicable Redemption Offer is delivered or the date of any applicable redemption occurs, in each case is less than $15.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock effected after the Original Issue Date).  A “Trading Day” means any day on which the Common Stock is traded on The NASDAQ Stock Market, or, if The NASDAQ Stock Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided, that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York Time).

All capitalized terms used herein and not otherwise defined herein, either within the text in which it first appears or in Section 4.19, shall have the meanings set forth in the Purchase Agreement or the Promissory Note, as applicable.

SECTION 1.        Exercise of Warrant.

1.1         Manner of Exercise; Net Exercise.

(a)        Exercise.  The Holder may exercise this Warrant, in whole or in part (except as to a fractional share), at any time and from time to time during normal business hours on any Business Day on or after any applicable Specified Redemption Date and on or prior to the Expiration Date, by (i) delivering to the Company a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), duly executed by the Holder, specifying the number of Warrant Shares as to which the Warrant is being exercised and (ii) by tendering payment for the shares of Common Stock designated by the Exercise Notice in lawful money of the United States by wire transfer of immediately available funds, of an amount equal to the product of (A) the Warrant Price and (B) the number of Warrant Shares as to which this Warrant is being exercised.

(b)        Net Exercise.  The Holder may, in lieu of exercising or converting this Warrant pursuant to the terms of Section 1.1(a), elect to net exercise this Warrant, in whole or in part (except as to a fractional share), at any time and from time to time during normal business hours on any Business Day on or after any applicable Specified Redemption Date and on or prior to the Expiration Date by delivering to the Company a written notice, in the form attached hereto as Exhibit B (the “Net Exercise Notice”), duly executed by the Holder, specifying the number of Warrant Shares for which the Warrant is being net exercised, and the Holder shall thereupon been entitled to receive the number of Warrant Shares equal to the product of (i) the number of Warrant Shares issuable upon exercise of this Warrant (or, if only a portion of this Warrant is being exercised, issuable upon the exercise of such portion) for cash, determined as provided in Section 2, and (ii) a fraction, the numerator of which is the Fair Market Value per share of Common Stock at the time of such exercise minus the Warrant Price in effect at the time of such exercise, and the denominator of which is the Fair Market Value per share of Common Stock at the time of such exercise, such number of shares so issuable upon such net exercise to be rounded up or down to the nearest whole number of shares of Common Stock.

(c)       The “net exercise” of this Warrant pursuant to Section 1.1(b) is intended to qualify as a recapitalization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.

(d)      For the avoidance of doubt, any Exercise Notice or Net Exercise Notice may specify that the effectiveness of any exercise thereunder is contingent upon the consummation of a transaction or occurrence meeting conditions specified by the Holder, in which case the exercise of all or a portion of this Warrant set forth in the applicable Exercise Notice or Net Exercise Notice shall be deemed to be the date of the consummation of such event and if such specified conditions are not met, the Exercise Notice or Net Exercise Notice shall be deemed automatically withdrawn unless the Holder otherwise indicates in a written notice delivered to the Company.

1.2        When Exercise Effective.  Each exercise of this Warrant shall be deemed to have been effected at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such exercise as provided in Section 1.3 shall be deemed to have become the holder or holders of record thereof.

1.3         Delivery of Stock Certificates Upon Exercise.  As soon as practicable after exercise of this Warrant in accordance with this Section 1, but in no event later than three (3) Business Days after such exercise, the Company shall at its expense cause to be issued in the name of and delivered to the Holder or, subject to Section 4.7, as the Holder may direct, a certificate or certificates for the number of Warrant Shares, determined as provided in Section 2, to which the Holder shall be entitled upon such exercise.  If Company fails to transmit to the Holder a certificate or certificates representing the applicable Warrant Shares by the date required in accordance with this Section 1.3, then the Holder will have the right to rescind such exercise.  In addition to any other rights available to the Holder, if the Common Stock is then traded on a national securities exchange and the Company fails to transmit to the Holder one (1) or more certificates representing the applicable Warrant Shares pursuant to an exercise on or before the date required in accordance with Section 1.3, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder in good faith anticipated receiving upon such exercise (a “Buy-In”), then Company shall (a) pay in cash to the Holder the amount by which the Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds the applicable Warrant Price, and (b) at the option of the Holder, either reinstate the portion of this Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of Common Stock that would have been issued had Company timely complied with its exercise and delivery obligations hereunder.  The Holder shall provide Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company.  Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder or under any other Transaction Document, at law or in equity with respect to Company’s failure to timely deliver certificates representing the applicable Warrant Shares upon exercise of this Warrant as required pursuant to the terms hereof.

1.4         Surrender of Warrant.  Upon the earlier of (i) the Expiration Date and (ii) the date this Warrant has been exercised in full and there are no further amounts outstanding under the Promissory Note that is subject to redemption pursuant to Section 5(a) of the Promissory Note, the Holder shall surrender this Warrant to the Company, properly endorsed by the Holder (or if this Warrant has been destroyed, stolen or has otherwise been misplaced, by delivering to the Company an affidavit of loss duly executed by the Holder).

SECTION 2.        Adjustments to Warrant Price and Warrant Shares.

2.1         Subdivision or Combination of Common Stock.  If the Company shall at any time after the Original Issue Date subdivide its outstanding shares of Common Stock into a greater number of shares (by any stock split, stock dividend or otherwise), then the Warrant Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares for which the Warrant is then exercisable will be proportionately increased, and, conversely, if the Company shall at any time after the Original Issue Date combine its outstanding shares of Common Stock into a smaller number of shares (by any reverse stock split or otherwise), then the Warrant Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares for which the Warrant is then exercisable will be proportionately reduced.

2.2        Reorganization or Reclassification.  If any capital reorganization or reclassification of the capital stock of the Company other than a transaction described in Section 2.4 below shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby the Holder shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the Warrant Shares immediately theretofore receivable upon the exercise of this Warrant in full, as the case may be, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such exercise of this Warrant in full had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

2.3         [Reserved].

2.4        Adjustment for Fundamental Transaction.  In the event that the Company shall effect any Fundamental Transaction (as defined in the Promissory Note), this Warrant shall be exchanged for the kind and amount of shares of stock or other securities or property (including cash, if applicable) to which a holder of the number of shares of Common Stock of the Company deliverable upon a net exercise of this Warrant in full would have been entitled upon such Fundamental Transaction (and any distribution of assets to stockholders following such Fundamental Transaction).

2.5       Record Date.  If the Company takes a record of the holders of its Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

SECTION 3.        Covenants of the Company.  The Company covenants and agrees that:

3.1       all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant shall have been duly authorized, and shall, upon issuance, be validly issued, fully paid, nonassessable and free and clear of all Liens other than restrictions on transfer imposed by applicable securities Laws;

3.2        during the period within which this Warrant may be exercised, it will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of rights represented by this Warrant;

3.3         if any shares of Common Stock reserved or to be reserved to provide for the exercise of this Warrant require registration with or approval of any governmental or self-regulatory authority under any federal or state law or stock exchange rule before such shares may be validly issued, then it shall in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be;

3.4         it shall comply with the reporting requirements of Sections 13 and 15(d) of Securities and Exchange Act of 1934, as amended, and will comply with all other public information reporting requirements the Securities and Exchange Commission (including Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”)) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any restricted securities;

3.5         it shall not, by amendment to its certificate of incorporation (whether by way of merger, operation of law, or otherwise) or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, agreement or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company and shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders against impairment as if the Holder was a stockholder of the Company entitled to the benefit of fiduciary duties afforded to stockholders under Delaware law.  Any successor to the Company shall agree in writing, as a condition to such succession, to carry out and observe the obligations of the Company hereunder with respect to the Warrants.

SECTION 4.       Miscellaneous.

4.1       Notice of Adjustments.  In each case of any adjustment or readjustment in the Warrant Price and the Warrant Shares issuable upon exercise of this Warrant, the Company shall promptly thereafter compute such adjustment or readjustment in accordance with the terms of this Warrant and provide written report thereof certified by an officer of the Company to the Holder stating the number of Warrant Shares and the Warrant Price, after giving effect to such adjustment or readjustment, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4.2        Notice of Certain Events.  In case at any time: (a) the Company shall pay any dividend upon, or make any distribution in respect of, its stock; (b) effect any reclassification or recapitalization of Common Stock; or (c) consummate any Fundamental Transaction, then in each case the Company shall give notice to the Holder of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend or distribution, or (ii) such reclassification, recapitalization or Fundamental Transaction shall take place, as the case may be.  Such notice shall be given not less than ten (10) days prior to the record date or the date on which the transfer books of the Company are to be closed in respect thereto in the case of an action specified in clause (i) and at least twenty (20) days prior to the action in question in the case of an action specified in clause (ii) or (iii).

4.3         Notices.  All notices, consents and other communications required or permitted by this Note shall be in writing and shall be (a) delivered to the appropriate address by hand, by nationally recognized overnight service or by courier service (costs prepaid), (b) sent by facsimile or e-mail, or (c) sent by registered or certified mail, return receipt requested, in each case to the addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated in the Purchase Agreement (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other party).  All notices, consents, waivers and other communications shall be deemed to have been duly given (as applicable): if delivered by hand, when delivered by hand; if delivered by overnight service, when delivered by nationally recognized overnight service; if delivered by courier, when delivered by courier; if sent via registered or certified mail, five (5) Business Days after being deposited in the mail, postage prepaid; or if delivered by email or facsimile, when transmitted if transmitted without indication of delivery failure and prior to 5:00 p.m. local time for the recipient (and if on or after 5:00 p.m. local time for the recipient, then delivery will be deemed duly given at 9:00 a.m. local time for the recipient on the subsequent Business Day).

4.4       Transfer.  The Holder may, at any time and from time to time without the consent of the Company, assign or transfer to one or more Persons all or any portion of this Warrant; provided, that the Holder may not, without the consent of the Company, assign or transfer all or any portion of this Warrant to one or more Persons which the Company shall reasonably determine is in the same or substantially similar business that is competitive with the Company.  If the entire portion of this Warrant is not being assigned, the Company shall issue to the Holder, within five (5) Business Days of the date of surrender hereof, new warrant (or warrants) substantially in the form of, and on the terms in, this Warrant, for the number of Warrant Shares remaining following such transfer.

4.5         No Change in Warrant Terms on Adjustment.  Irrespective of any adjustment in the Warrant Price or the number of Warrant Shares, this Warrant, to the extent reissued after the Original Issue Date, may continue to express the same price and number of shares of Common Stock as are stated herein and the Warrant Price and such number of Common Stock shares specified herein shall be deemed to have been so adjusted.

4.6         Issuance and Transfer Taxes.  The issuance of certificates for shares of Common Stock upon any exercise of this Warrant shall be made without charge to the Holder for any issuance tax in respect thereto; provided, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of Holder or upon any transfer of this Warrant.

4.7        Exchange of Warrant.  This Warrant is exchangeable at no cost to the Holder upon the surrender hereof by the Holder at such office or agency of the Company, for a new warrant of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares that may be subscribed for and purchased hereunder from time to time after giving effect to all the provisions hereof, each of such new warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by the Holder at the time of such surrender.

4.8         Lost, Stolen, Mutilated or Destroyed Warrant.  If this Warrant is lost, stolen, mutilated or destroyed, the Company shall at no cost to the Holder, on such terms as to indemnity or otherwise as it may in its reasonable discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.  Any such new warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

4.9         Successors and Assigns.  All of the covenants and provisions of this Warrant shall bind and inure to the benefit of the parties’ respective successors and permitted assigns hereunder.  Except as otherwise provided in this Warrant in the case of the Holder, neither party may not assign any of its rights, or delegate any of its obligations, under this Warrant without the prior written consent of the other party, and any such purported assignment by such party without the written consent of the other parties shall be null and void and of no force or effect.  There are no intended third party beneficiaries of this Warrant.

4.10      Governing Law.  In all respects, including matters of construction, validity and performance, this Warrant shall be governed by, and construed and enforced in accordance with, the internal Laws of the State of New York applicable to Contracts made and performed in that state (without regard to the choice of law or conflicts of law provisions thereof that would require the application of the Law of any other jurisdiction).

4.11       Arbitration.  All claims, controversies or disputes arising under or in connection with this Warrant, between or among any of the parties (and their respective Representatives), whether sounding in contract or tort, including arbitrability and any claim that this Warrant was induced by fraud (collectively, the “Covered Claims”), will be resolved by binding arbitration in Los Angeles, California in accordance with the following terms and conditions:

(a)        Administrator.  The arbitration of all Covered Claims will be administered by the American Arbitration Association (“AAA”) in accordance with the AAA Commercial Arbitration Rules then in effect, except that the arbitration proceedings will be governed by California procedural law as if the Covered Claims had been brought in a state court of California; provided, however, that (i) the parties waive any right to jury, (ii) there shall be no interlocutory appellate relief (such as writs) available, (iii) discovery will be limited to matters which are directly relevant to the issues in the arbitration and (iv) any award of the Arbitrator shall be final and binding and non-appealable.

(b)       Arbitrator.  The arbitration will take place in the Los Angeles, California office of AAA and be conducted by a single, neutral arbitrator (“Arbitrator”), to be selected as follows: (i) within seven (7) Business Days from service of an arbitration complaint, the parties will endeavor in good faith to agree upon an Arbitrator; and (ii) failing such agreement under subparagraph (i) above, the parties, or any party, will ask AAA to supply the parties with a list of no less than seven (7) arbitrators (all of whom shall disclose and clear any potential conflicts) having no less than five (5) years’ experience in arbitrating complex business arrangements.  Upon receipt of that list of potential arbitrators, each of the parties will communicate within seven (7) days to AAA the names of four arbitrators from the list that the party would agree to use or its right to participate in the selection of the arbitrator will be forfeited.  As soon as AAA receives the selections from affected parties, AAA will review the selected arbitrators and appoint one of those arbitrators whose name appears on all of the lists submitted by the parties.  AAA will have the discretion to select the arbitrator that it believes is best suited for the arbitration in terms of experience and availability, and AAA’s selection will be final.

(c)        Interim, Provisional or Emergency Relief.  The Arbitrator may, in the course of the proceedings, order any interim, provisional or emergency relief, remedy or measure (including attachment, preliminary injunction, or the deposit of specified security) that the Arbitrator considers to be necessary, just and equitable.  The failure of a party to comply with such an interim order may, after due notice and opportunity to cure such noncompliance, be treated by the Arbitrator as a default, and some or all of the claims or defenses of the defaulting party may be stricken and partial or final award entered against such party, or the Arbitrator may impose such lesser sanctions as the Arbitrator may deem appropriate.  This Section 4.11 will not preclude the parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction, and each of the parties irrevocably submits to the jurisdiction of the Superior Court and the Federal Court, located in the county of Los Angeles, California, in conjunction with an application for a provisional remedy.

(d)       Excluded Claims.  The term “Covered Claims” as used in this Warrant does not include compulsory or permissive cross-claims between or among the parties that arise in a legal action brought by or against a non-signatory hereto (“Non-Signatory Action”).  However, a party that has the right to assert a permissive cross-claim against another party in a Non-Signatory Action may choose to treat that claim as a Covered Claim and assert it in accordance with the terms of this Warrant.  The term “Covered Claims” as used in this Note also does not limit the right of any party to (i) foreclose against real or personal property collateral, (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before, during or after the pendency of any arbitration proceeding.  The exclusions from “Covered Claims” set forth in this Section 4.11(d) do not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in this Section 4.11(d).

(e)        Record and Proceedings.  A full stenographic or electronic record of all proceedings in the arbitration will be maintained, and the Arbitrator will issue rulings, a statement of decision and a judgment as if the Arbitrator were a sitting judge of the state court of California, with all of the powers (including with respect to remedies) vested in such a judge.  The fees and costs of creating and maintaining a stenographic or electronic record will be initially borne by the parties to the arbitration in equal amounts.

(f)       Res Judicata, Collateral Estoppel and Law of the Case. A decision of the Arbitrator will have the same force and effect with respect to collateral estoppel, res judicata and law of the case that such decision would have been entitled to if decided in a court of law, but in no event will such a decision be used by or against a party to this Note in a Non-Signatory Action.

(g)       Jurisdiction/Venue/Enforcement of Award.  The parties consent and submit to the exclusive personal jurisdiction and venue of the state and federal courts located in Los Angeles, California to confirm any arbitration award granted pursuant to this Note, including, but not limited to, any award granting equitable relief, and to otherwise enforce this Note and carry out the intentions of the parties to resolve all Covered Claims through arbitration.  This Section 4.11 does not prevent the parties from enforcing the award of the arbitrator in the court of any other jurisdiction, to the extent permitted by applicable Law (for example, if property that is the subject of the award is located in another jurisdiction).

(h)        Confidentiality.  All arbitration proceedings will be closed to the public and confidential, and all records relating thereto will be permanently sealed, except as necessary, and only to the extent reasonably necessary, to obtain court confirmation of the judgment of the Arbitrator, and except as necessary, and only to the extent reasonably necessary, to give effect to res judicata and collateral estoppel (e.g., in a dispute between the parties that is not a Covered Claim), in which case all filings with any court will be sealed to the extent permitted by the court.  A party (including such party’s counsel or other Representatives) may disclose to the media only the fact and generic nature of a Covered Claim that is being, or has been, arbitrated pursuant to this Warrant.  Nothing in this Section 4.11 is intended to, or shall, preclude a party from communicating with, or making disclosures to, its lawyers, tax advisors, auditors, lenders, general partners, limited partners, prospective investors, investors, landlords, regulators and insurers, as necessary and appropriate or from making such other disclosures as may be required by applicable Law.

(i)        Fees and Costs.  The parties to the arbitration will share equally in the fees of the Arbitrator and the administrative costs of the arbitration; provided, that the prevailing party in the arbitration will be entitled to recover its fees and costs (including reasonable attorneys’ fees) from the other party or parties.

4.12      Specific Performance.  The Company acknowledges that the rights of the other parties under this Warrant are unique and the failure of the Company to perform its obligations hereunder would irreparably harm the other parties.  Accordingly, each such other party shall, in addition to such other remedies as may be available at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by applicable Law.

4.13      Titles and Subtitles.  The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

4.14     Severability.  If any one or more of the provisions contained in this Warrant, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions of this Warrant.  The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Warrant with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

4.15       Entire Agreement.

(a)        This Warrant and the other Transaction Documents (together with the exhibits and schedules hereto and thereto) are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties in respect of the subject matter contained herein and therein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein.  The parties have voluntarily agreed to define their rights, liabilities and obligations respecting the subject matter hereof exclusively in contract pursuant to the express terms and provisions of this Warrant, the Purchase Agreement and the other Transaction Documents (together with the exhibits and schedules attached hereto and thereto), and the parties expressly disclaim that they are owed any duties or are entitled to any remedies not expressly set forth in this Warrant, the Purchase Agreement or any other Transaction Document.  Each party further acknowledges that, in entering into this Warrant, it has not relied on, and shall have no right or remedy in respect of, and hereby expressly disclaims, any statement, representation, assurance or warranty (whether made negligently or innocently) other than as expressly set out in this Warrant, the Purchase Agreement or any other Transaction Document.

(b)       Except as otherwise set forth in this Warrant, any amendment, supplement or modification of or to any provision of this Warrant, and waiver of any provision of this Warrant, and any consent to any departure by any party from the terms of any provision of this Warrant, shall be effective (i) only if it is made or given in writing and signed by the Holder, on the one hand, and the Company, on the other hand, and (ii) only in the specific instance and for the specific purpose for which it is made or given.  No amendment, supplement or modification of or to any provision of this Warrant, or any waiver of any such provision or consent to any departure by any party from the terms of any such provision may be made orally.  Except where notice is specifically required by this Warrant, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

(c)       No failure or delay on the part of Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided for in this Warrant are cumulative and are not exclusive of any remedies that may be available to Holder at law, in equity or otherwise.

4.16       Cancellation of Original Warrant. Holder agrees and acknowledges that by entering into this Warrant, the Original Warrant shall be automatically cancelled and shall not be valid or exchangeable for cash, securities or other property of the Company.

4.17       Effectiveness. Holder and Company agree and acknowledge that this Warrant shall govern and be considered effective as of the Original Issue Date.

4.18      No Rights or Liabilities as Stockholder.  Except as expressly set forth herein, nothing contained in this Warrant shall be construed as conferring upon Holder any rights as a stockholder of the Company or as imposing any obligation on Holder to purchase any securities or as imposing any liabilities on Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or creditors of the Company.

4.19       Certain Definitions.  The following terms as used in this Warrant shall have the following meanings:

(a)        “Board” means the Board of Directors of the Company.

(b)       “Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

(c)         “Convertible Securities” means any stock or security convertible into or exercisable or exchangeable for Common Stock.

(d)        “Fair Market Value” means (i) the average closing price of Common Stock for the five (5) Trading Days ending on the Trading Day prior to the date on which Net Exercise Notice is sent to the Company pursuant to Section 1.1(b), or (ii) if the Common Stock is not then publicly traded, the fair market value of a share of Common Stock as determined pursuant to Section 4.23.

(e)       “Options” means any warrants or other rights to subscribe for or to purchase, or any options to purchase, shares of Common Stock.

(f)         “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

4.20        Time of the Essence.  With regard to all dates and time periods set forth or referred to in this Warrant, time is of the essence.

4.21       Interpretation.  The descriptive headings of this Warrant are for convenience of reference only, do not constitute a part of this Warrant and are not to be considered in construing or interpreting this Warrant.  All section, clause and party references are to this Warrant unless otherwise stated.  No party, nor its counsel, shall be deemed the drafter of this Warrant for purposes of construing the provisions of this Warrant, and all provisions of this Warrant shall be construed in accordance with their fair meaning, and not strictly for or against any party.  References to “Dollars” and “$” shall be to United States Dollars, unless otherwise specified.  The words “including” and “includes” and words of similar import when used in this Warrant shall not be limiting and shall mean “including without limitation” or “includes without limitation”, as the case may be.  Unless the context otherwise requires, the “parties” means the parties to this Warrant.  Unless expressly provided otherwise, any approval or consent required to be given by a party in this Warrant shall be given or withheld by such party in its sole discretion.

4.22       Electronic Signature.  This Warrant and any other notice or document that may be delivered pursuant hereto may be executed by email, facsimile, portable document format (pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (including DocuSign).

4.23       Fair Market Value.  The determination of Fair Market Value with respect to clause (ii) of the definition thereof shall mean the Board’s reasonable good faith determination of the fair market value of a share of Common Stock as of the applicable reference date; provided, that if the Holder disagrees with the Board’s determination, the Holder may, within ten (10) Business Days of the Board’s notice to the Holder of such determination, request that the Company engage, and the Company shall engage, a qualified independent valuation firm reasonably acceptable to the Company and the Holder (the “Valuation Firm”) to make an independent determination of the Fair Market Value of a share of Common Stock (the “Valuation”).  The determination of Fair Market Value by the Valuation Firm shall be final and binding on the parties hereto.  The cost of conducting the Valuation shall be borne by the Company unless the Fair Market Value, as determined by the Valuation, differs from the Fair Market Value as determined by the Board by less than five percent (5%), in which case the costs of conducting the Valuation shall be borne by the Holder.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized as of the date first written above.

MOTORCAR PARTS OF AMERICA, INC.

By:
Name: Selwyn Joffe
Title: President and Chief Executive Officer

AGREED AND ACKNOWLEDGED:

BISON CAPITAL PARTNERS [VI / VI-A], L.P.

By:	Bison Capital Partners VI GP, LP
Its:	General Partner

	By:	Bison Capital Partners GP, LLC
	Its:	General Partner

By:
Name:
Title:

Signature Page to Warrant

EXHIBIT A
FORM OF EXERCISE NOTICE

[To be executed only upon exercise of Warrant pursuant to Section 1.1(a)]

To	Motorcar Parts of America, Inc.,
2929 California Street,
Torrance, CA 90503
The undersigned registered Holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, ____1 shares of the Common Stock and herewith makes payment of $__________  therefor, and requests that the certificates for such shares or certificateless shares be issued in the name of, and delivered to _____________________, whose address is_____________________________________.

Dated:
(Signature must conform in all respects to name of Holder as specified on the face of Warrant)

(Street Address)

	(City)	(State)	(Zip Code)

1 Insert here the number of shares called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised).
Exhibit A-1-

EXHIBIT B
FORM OF NET EXERCISE NOTICE

[To be executed only upon net exercise of the Warrant pursuant to Section 1.1(b)]

To	Motorcar Parts of America, Inc.,
2929 California Street,
Torrance, CA 90503
The undersigned registered Holder of the within Warrant hereby irrevocably net exercises such Warrant with respect to _________2 shares of the Common Stock pursuant to the net exercise provisions of Section 1.1(b), and requests that the certificates for such shares be issued in the name of, and delivered to _____________________, whose address is _________________________.

Dated:
(Signature must conform in all respects to name
of Holder as specified on the face of Warrant)

(Street Address)

	(City)	(State)	(Zip Code)

2 Insert here the number of shares called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised).

Exhibit B-1-